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                                                            EXHIBIT 11



                   AMERICAN SOFTWARE, INC. AND SUBSIDIARIES
                Statement re: computation of Per Share Earnings



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


                                           Three Months Ended        Nine Months Ended
                                        ------------------------  ------------------------
                                              January 31,               January 31,
                                        ------------------------  ------------------------
                                            1998         1997         1998         1997
                                        -----------  -----------  -----------  -----------
Common stock:
  Weighted average common
     shares outstanding:
       Class A shares                    17,887,703   17,544,924   17,811,201   17,513,539
       Class B shares                     4,798,289    4,815,289    4,806,617    4,815,289
                                        -----------  -----------  -----------  -----------
  Basic weighted average common
     shares outstanding                  22,685,992   22,360,213   22,617,818   22,328,828

  Dilutive effect of outstanding
     Class A common stock
     options (as determined by
     the application of the treasury
     stock method using the
     average market price for
     the period)                          1,798,806    1,472,738    1,996,333    1,558,479
                                        -----------  -----------  -----------  -----------

Diluted weighted average common
     shares outstanding for
     earnings per share -                24,484,798   23,832,951   24,614,151   23,887,307
                                        ===========  ===========  ===========  ===========

Net earnings                            $ 1,868,750  $ 1,146,406  $ 5,220,947  $   387,084
                                        ===========  ===========  ===========  ===========

Basic net earnings per common share     $       .08  $       .05  $       .23  $       .02
                                        ===========  ===========  ===========  ===========

Diluted net earnings per common share   $       .08  $       .05  $       .21  $       .02
                                        ===========  ===========  ===========  ===========

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